SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

                     December 3, 2001 (November 26, 2001)


                            Rare Medium Group, Inc.
                            -----------------------
              (Exact Name of Registrant as Specified in Charter)


     Delaware               000-13865                   23-2368845
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 (State or Other      (Commission File No.)    (IRS Employer Identification
 Jurisdiction of                                           No.)
  Incorporation)


                 28 West 23rd Street, New York, New York 10010
                ----------------------------------------------
         (Address of Principal Executive Offices, including Zip Code)


                                (646) 638-9600
                                --------------
             (Registrant's telephone number, including area code)


               565 Fifth Avenue, 29th Floor, New York, NY 10017
               -------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events.

         On November 26, 2001, MSV Investors, LLC ("MSV Investors"), an 80%-owned subsidiary of Rare Medium Group, Inc. (the "Company"), purchased a $50 million joint venture interest in Mobile Satellite Ventures, LP (the "MSV Joint Venture"). The MSV Joint Venture provides satellite services utilizing the satellite systems assets and capabilities formerly owned by Motient Corporation ("Motient") and TMI Communications and Company, Limited Partnership ("TMI"). The 20% minority interest in MSV Investors is held by unaffiliated third parties.

         MSV Investors purchased a convertible note (the "Note") issued by the MSV Joint Venture with a principal amount of $50 million. The Note bears interest at a rate of 10% per year, has a maturity date of November 26, 2006, and is convertible at any time at the option of MSV Investors into equity interests in the MSV Joint Venture representing approximately 30.8% of the fully-diluted equity interests in the MSV Joint Venture. The Note was purchased with cash on hand and the proceeds from the sale of short-term investments.

         The Note was issued pursuant to an agreement among the MSV Joint Venture, MSV Investors, Motient, TMI and certain other investors (the "Other Investors"). The approximate ownership of the MSV Joint Venture equity interests, on a fully-diluted basis, is as follows: MSV Investors, 30.8%; TMI, 26.4%; Motient, 33.3%; and the Other Investors, 9.5%.

         The joint venture arrangements provide for a subsequent closing upon the receipt of further regulatory approvals (the "Additional Regulatory Approvals") which, if obtained, would permit the MSV Joint Venture to develop, build and operate a spot beam satellite system complemented by ancillary terrestrial base stations. At the subsequent closing, the Other Investors would provide an additional $50 million in cash to the MSV Joint Venture in exchange for additional equity interests in the MSV Joint Venture and the Note would be automatically converted into equity interests in the MSV Joint Venture. If the subsequent closing occurs, the approximate ownership of the MSV Joint Venture equity interests would be as follows: MSV Investors, 23.6%; TMI, 20.1%; Motient, 25.5%; and the Other Investors, 30.8%.

         The Company, through its ownership of MSV Investors, expects to be an active participant in the MSV Joint Venture. MSV Investors has designated three members of the 12-member Board of Directors of the MSV Joint Venture's corporate general partner. Each of these three designees is currently a director of the Company.

         The business conducted and proposed to be conducted by the MSV Joint Venture involves a high degree of risk. In addition, there is significant uncertainty as to whether the Additional Regulatory Approvals will be received in the form requested or at all. Accordingly, no assurances can be given that the venture will ever be profitable or that any Additional Regulatory Approvals will be obtained.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)  Exhibits

Number            Description

99.1 Amended and Restated Investment Agreement, dated as of October 12, 2001, by and among Motient Corporation, Mobile Satellite Ventures LLC, TMI Communications and Company, Limited Partnership, MSV Investors, LLC and the other investors named therein.1

99.2              Form of Stockholders' Agreement of Mobile Satellite Ventures
                  GP Inc.2

99.3              Form of Limited Partnership Agreement of Mobile Satellite
                  Ventures LP.3

99.4 Form of Convertible Note of Mobile Satellite Ventures LP in the principal amount of $50 million, issued to MSV Investors, LLC.4




                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                               RARE MEDIUM GROUP, INC.
                               (Registrant)

DATE:  December 3, 2001        By:  /s/Robert C. Lewis
                                   ------------------------------------------
                               Name:  Robert C. Lewis
                               Title: Senior Vice President and General Counsel

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1        Incorporated by reference to Exhibit 10.55 to Motient Corporation's
         Quarterly Report on Form 10-Q (Commission File No. 000-23044) for the quarter ended September 30, 2001.

2 Incorporated by reference to Exhibit 10.56 to Motient Corporation's Quarterly Report on Form 10-Q (Commission File No. 000-23044) for the quarter ended September 30, 2001.

3 Incorporated by reference to Exhibit 10.57 to Motient Corporation's Quarterly Report on Form 10-Q (Commission File No. 000-23044) for the quarter ended September 30, 2001.

4 Incorporated by reference to Exhibit 10.58 to Motient Corporation's Quarterly Report on Form 10-Q (Commission File No. 000-23044) for the quarter ended September 30, 2001.